UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ZI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2022 (the “Effective Date”), pursuant to the Stockholders Agreement dated June 3, 2020 by and among ZoomInfo Technologies Inc. (“the Company”) and certain of its stockholders (the “Stockholders Agreement”), based on the respective ownership of the Company’s common stock of funds associated with the Carlyle Group (“Carlyle”) and TA Associates (“TA Associates”), each of Patrick McCarter, a designee to the Board of Directors (the “Board”) of the Company of Carlyle, and Jason Mironov, a designee to the Board of TA Associates, delivered his resignation to the Board, effective as of the Effective Date. Each of Mr. McCarter’s and Mr. Mironov’s resignation from the Board is required by the terms of the Stockholders Agreement and is not the result of (i) any disagreement with the Company, the Company’s management, or any other member of the Board or (ii) any disagreement on any matter relating to the Company’s operations, policies, or practices. Mr. McCarter was a member of the Board’s Compensation Committee and Mr. Mironov was a member of the Board’s Privacy, Security, and Technology Committee.
The Stockholders Agreement provides director nomination rights to Carlyle and TA Associates based on the percentage of the Company’s Combined Voting Power (as defined in the Stockholders Agreement) beneficially owned by Carlyle and TA Associates, respectively. Based on the ownership of Carlyle and TA Associates as of the Effective Date, each party is entitled to designate one director for election to the Board, and therefore, following the Effective Date, Ashley Evans and Todd Crockett will continue to serve on the Board as the representatives of Carlyle and TA Associates, respectively. The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Stockholders Agreement, and is subject to and qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2020.

In addition, effective March 23, 2022, the Board decreased the number of directors constituting the whole Board from nine to seven.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: March 23, 2022
By:     /s/ Anthony Stark
Name:  Anthony Stark
Title:   General Counsel and Corporate Secretary